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                                  EXHIBIT 11

                       CINCINNATI FINANCIAL CORPORATION
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                       FOR THE QUARTER ENDED MARCH 31,
                 (in thousands except for per share amounts)

                                                 1995                    1994*
                                                ------                  ------
Weighted average shares outstanding             52,974                  52,835

Equivalent shares assumed to be
  outstanding for:
        Stock options                              195                     284
        Convertible debentures                   1,707                   1,707
                                               -------                 -------

Number of shares for primary
  computation                                   54,876                  54,826

Other dilutive equivalent shares--
  stock options                                      2                       0
                                               -------                 -------

Number of shares assuming full
  dilution                                      54,878                  54,826
                                               =======                 =======

Net income                                     $63,245                 $48,499

Interest on convertible debentures--
  net of tax                                       715                     715
                                               -------                 -------

Net income for per share computation           $63,960                 $49,214
                                               =======                 =======

Earnings per share:
  Primary                                      $  1.17                 $   .90
                                               =======                 =======
  Fully Diluted                                $  1.17                 $   .90
                                               =======                 =======

*Common shares and their equivalent have been adjusted to reflect the 5% stock dividend effective March 17, 1995.



10Q/sa